Yum! Brands Inc. Reports Third Quarter 2009 EPS Growth of 21%, Excluding Special Items;
Led by Robust China Profit Growth of 32%;
Raises Full-Year EPS Growth Forecast to 12%, Excluding Special Items

Louisville, Ky. (October 6, 2009) — Yum! Brands Inc. (NYSE: YUM) today reported Earnings Per Share (EPS) of $0.69, or $0.70 excluding special items, for the third quarter ended September 5, 2009.

THIRD-QUARTER HIGHLIGHTS

●	International development continued at a strong pace with 267 new restaurants including 88 new units in mainland China and 165 new units in Yum! Restaurants International (YRI).

●
System sales growth of +11% in mainland China and +4% in YRI was offset by a 5% decline in the U.S. resulting in flat worldwide system sales in local currency terms; worldwide system sales declined 4% after foreign currency translation.

●	Worldwide restaurant margin improved over 3 percentage points driven by significant gains in both the U.S. and China.

●
Worldwide operating profit growth of 15% was driven by China, +32%, and the U.S., +18%. YRI profit declined 13% due to negative foreign currency translation. Worldwide operating profit growth was 19% prior to foreign currency translation.

●	Foreign currency translation negatively impacted EPS by $0.02 per share.

Note:  All comparisons are versus the same period a year ago and exclude Special Items unless noted.

	Third Quarter			Year-to-Date
	2009	2008	% Change	2009	2008	% Change
EPS Excluding Special Items	$0.70	$0.58	21%	$1.67	$1.45	16%
Special Items Gain/(Loss)1	($0.01)	$0.00	NM	$0.10	$0.08	NM
EPS	$0.69	$0.58	19%	$1.77	$1.53	16%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the 2009 and 2008 Special Items.

FULL-YEAR OUTLOOK

The Company raised its full-year 2009 EPS forecast from $2.10 to $2.14 per share or 12% growth prior to special items, driven by stronger-than-expected full year performance in China and a lower-than-expected full year effective tax rate.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “I’m pleased to report we are raising our full year 2009 EPS growth forecast to 12% based on our strong year-to-date profit performance. Our global portfolio delivered an impressive 15% operating profit growth this quarter, driven by 32% growth in China and 18% growth in our U.S. business. China and Yum! Restaurants International are on track to open over 1,400 international new units this year. We are confident our industry leading international new unit development will continue to be a key factor in our ability to drive future sales and profit growth.

“Our China business generated extraordinary operating profit growth of 32% in the third quarter. We leveraged our high-return, new unit development and increased restaurant margin over two points. We are especially pleased that our China team achieved margins near record levels with high average unit volumes. We are on track to open over 475 new units in mainland China. Importantly, KFC is the only Western QSR brand in the vast majority of the 600 cities in which we have a presence. Our U.S. business achieved strong operating profit growth of 18%. This can be attributed to substantial improvement to restaurant margin and significant G&A savings which offset a 6% same-store-sales decline. There’s no question the overall worldwide environment continues to be challenging. However, we are more confident than ever in the consistent earnings power of our global portfolio. We also continue to make major progress developing our significant, new sales layers which will better leverage our assets and drive future growth.

“Looking to 2010, we expect to deliver 10% EPS growth. This would be the ninth consecutive year we meet or exceed our annual target of at least 10% EPS growth. Our fundamental opportunities remain intact. We continue to have the unique ability to generate unparalleled international growth, increase sales in our existing assets and drive significant free cash flow while continuing to be an industry leader in return on invested capital.”

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2009	2008	Reported	Ex F/X	2009	2008	Reported	Ex F/X
System Sales Growth			+11	+10			+11	+9
Restaurant Margin (%)	23.2	20.9	2.3	2.3	21.5	19.7	1.8	1.7
Operating Profit ($MM)	217	165	+32	+31	453	360	+26	+23

●	China Division system sales growth of 10% excluding foreign currency translation was driven by strong new unit development in mainland China while same-store-sales were flat.

○	We opened 88 new restaurants in mainland China for the third quarter for a total of 304 year to date.

Mainland China Units	Q3 2009	% Change
Traditional Restaurants	3,281	+16
KFC	2,729	+16
Pizza Hut Casual Dining	442	+11
Pizza Hut Home Service	87	+24

●	Restaurant margin increased 2.3 percentage points driven primarily by significant commodity deflation of $21 million in the third quarter. A similar benefit is expected in the fourth quarter.

●	Foreign currency conversion benefited operating profit by $1 million.

●	Operating profit growth of 32% overlapped growth of 22% in the third quarter of 2008.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2009	2008	Reported	Ex F/X	2009	2008	Reported	Ex F/X
Traditional Restaurants	12,895	12,489	+3	NA	12,895	12,489	+3	NA
System Sales Growth			(7)	+4			(7)	+7
Franchise & License Fees	156	165	(5)	+5	442	467	(5)	+8
Operating Profit ($MM)	119	137	(13)	Flat	342	393	(13)	+3
Operating Margin (%)	18.0	18.1	(0.1)	(0.6)	18.7	18.0	+0.7	(0.2)

●	System sales growth of 4%, excluding foreign currency translation, was driven by new unit development and same-store sales were flat. The table below provides further insight into key YRI markets.

●	YRI opened 165 new restaurants with 93% coming from our franchise partners.

●	Operating profit growth was negatively impacted by poor performance in two company markets, Mexico and South Korea, and timing related to overhead expenses.

●	Foreign currency translation negatively impacted operating profit by $17 million.

Key YRI Markets	System Sales Growth Ex F/X (%)
	Third Quarter	Year-to-Date
Franchise Only Markets
Asia (ex China Division)	+4	+7
Continental Europe	Flat	+3
Middle East	+6	+8
Latin America	+4	+6
Company/Franchise Markets
Australia	+3	+6
UK	+9	+10
New Growth Markets	+20	+18
Note: The markets listed above generate approximately 80% of YRI operating profit. New Growth Markets include France, Russia and India.

U.S. DIVISION

	Third Quarter			Year-to-Date
	2009	2008	% Change	2009	2008	% Change
Same-Store-Sales Growth (%)	(6)	+3	NM	(3)	+3	NM
Restaurant Margin (%)	14.1	10.8	+3.3	14.0	11.9	+2.1
Operating Profit ($MM)	171	146	+18	497	447	+11
Operating Margin (%)	16.2	12.0	+4.2	15.5	12.3	+3.2

●	Same-store-sales declined 6% which included a 13% decline at Pizza Hut.

●
Restaurant margin improved by 3.3 points due largely to commodity cost deflation of $16 million this quarter. Year-to-date commodity cost deflation has totaled $11 million. The full year benefit from commodity cost deflation is expected to be about $20 million.

●
Third quarter operating profit growth of 18% and operating margin improvement of 4.2 points were driven by a $16 million decline in our U.S. G&A cost structure from actions initiated in the fourth quarter of 2008. For the full year, we continue to expect G&A cost savings of at least $60 million.

U.S. REFRANCHISING UPDATE

In the third quarter, 98 company-owned U.S. restaurants were sold to franchisees. Year to date, we have refranchised 286 units, including 210 Pizza Huts, 50 KFCs and 26 Taco Bells. We continue to expect to refranchise 500 units in 2009. Full year proceeds from U.S. refranchising are expected to be about $175 million.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Wednesday, October 7, 2009.

The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, October 7, through midnight October 21, 2009. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 29944595.

The webcast and the playback can be accessed via the Internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q3 2009 Earnings Call”.

For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

ADDITIONAL INFORMATION ONLINE

Third quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; competition, consumer preferences or perceptions; the impact of any widespread illness or food borne illness; the effectiveness of our operating initiatives and marketing; new-product and concept development by us and our competitors; the success of our strategies for refranchising and international development; the continued viability of our franchise and license operators; our ability to secure and maintain distribution and adequate supply to our restaurants; publicity that may impact our business and/or industry; pending or future legal claims; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; and accounting policies and practices. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 36,000 restaurants in over 110 countries and territories. The company is ranked #239 on the Fortune 500 List, with revenues in excess of $11 billion in 2008. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States, the Yum! Brands system opened more than four new restaurants each day of the year, making it a leader in international retail development. The company has consistently been recognized for its reward and recognition culture, diversity leadership, community giving, and consistent shareholder returns. In 2007, the company launched World Hunger Relief, the world’s largest private sector hunger relief effort to raise awareness, volunteerism and funds to benefit the United Nations World Food Programme (WFP) and other hunger relief agencies. To date, this effort has raised $36 million for the WFP and other hunger relief agencies and is helping to provide 160 million meals and save the lives of about 4 million people in remote corners of the world, where hunger is most prevalent.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President, Investor Relations/Treasurer, at 888/298-6986
Bruce Bishop, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/5/09	9/6/08	B/(W)	9/5/09	9/6/08	B/(W)
Company sales	$2,432	$2,482	(2)	$6,502	$6,899	(6)
Franchise and license fees and income	346	360	(3)	969	1,015	(4)
Total revenues	2,778	2,842	(2)	7,471	7,914	(6)

Company restaurants
Food and paper	777	830	7	2,081	2,265	8
Payroll and employee benefits	523	575	9	1,485	1,682	12
Occupancy and other operating expenses	707	719	2	1,879	1,975	5
Company restaurant expenses	2,007	2,124	6	5,445	5,922	8

General and administrative expenses	276	305	9	812	898	9
Franchise and license expenses	29	25	(14)	74	63	(18)
Closures and impairment (income) expenses	5	3	NM	31	9	NM
Refranchising (gain) loss	4	(8)	NM	(9)	16	NM
Other (income) expense	(13)	(18)	(32)	(97)	(148)	(35)
Total costs and expenses, net	2,308	2,431	5	6,256	6,760	7

Operating Profit	470	411	14	1,215	1,154	5
Interest expense, net	42	47	13	138	152	9
Income before income taxes	428	364	18	1,077	1,002	7
Income tax provision	88	79	(12)	212	236	10
Net income – including noncontrolling interest	340	285	19	865	766	13
Net income – noncontrolling interest	6	3	NM	10	6	NM
Net income – YUM! Brands, Inc.	$334	$282	18	$855	$760	12

Effective tax rate	20.6%	21.7%		19.7%	23.5%

Effective tax rate before special items	19.9%	21.6%		21.1%	22.6%

Basic EPS Data
EPS	$0.71	$0.60	18	$1.82	$1.59	15
Average shares outstanding	472	470	—	469	479	2

Diluted EPS Data
EPS	$0.69	$0.58	19	$1.77	$1.53	16
Average shares outstanding	485	487	—	482	496	3

Dividends declared per common share	$—	$—		$0.38	$0.34

See accompanying notes.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/5/09	9/6/08	B/(W)	9/5/09	9/6/08	B/(W)

Company sales	$1,048	$854	23	$2,430	$2,049	19
Franchise and license fees and income	15	20	(25)	43	48	(10)
Total revenues	1,063	874	22	2,473	2,097	18

Company restaurant expenses, net
Food and paper	367	320	(15)	864	769	(12)
Payroll and employee benefits	129	107	(19)	321	276	(16)
Occupancy and other operating expenses	309	249	(25)	724	600	(21)
	805	676	(19)	1,909	1,645	(16)
General and administrative expenses	51	45	(10)	132	121	(9)
Franchise and license expenses	—	—	—	—	—	—
Closures and impairment (income) expenses	2	1	NM	8	3	NM
Other (income) expense	(12)	(13)	(16)	(29)	(32)	(12)
	846	709	(19)	2,020	1,737	(16)
Operating Profit	$217	$165	32	$453	$360	26

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	35.0	37.4	2.4 ppts.	35.5	37.5	2.0 ppts.
Payroll and employee benefits	12.3	12.6	0.3 ppts.	13.2	13.5	0.3 ppts.
Occupancy and other operating expenses	29.5	29.1	(0.4) ppts.	29.8	29.3	(0.5) ppts.
Restaurant margin	23.2%	20.9%	2.3 ppts.	21.5%	19.7%	1.8 ppts.

See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/5/09	9/6/08	B/(W)	9/5/09	9/6/08	B/(W)

Company sales	$505	$588	(14)	$1,388	$1,717	(19)
Franchise and license fees and income	156	165	(5)	442	467	(5)
Total revenues	661	753	(12)	1,830	2,184	(16)

Company restaurant expenses, net
Food and paper	162	186	14	445	539	18
Payroll and employee benefits	131	154	14	358	448	20
Occupancy and other operating expenses	154	181	15	425	530	20
	447	521	14	1,228	1,517	19
General and administrative expenses	83	87	5	228	253	10
Franchise and license expenses	13	10	(28)	29	25	(15)
Closures and impairment (income) expenses	(1)	(2)	NM	3	(3)	NM
Other (income) expense	—	—	—	—	(1)	(100)
	542	616	12	1,488	1,791	17
Operating Profit	$119	$137	(13)	$342	$393	(13)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.9	31.8	(0.1) ppts.	32.0	31.5	(0.5) ppts.
Payroll and employee benefits	26.2	26.1	(0.1) ppts.	25.9	26.1	0.2 ppts.
Occupancy and other operating expenses	30.6	30.7	0.1 ppts.	30.6	30.8	0.2 ppts.
Restaurant margin	11.3%	11.4%	(0.1) ppts.	11.5%	11.6%	(0.1) ppts.

Operating margin	18.0%	18.1%	(0.1) ppts.	18.7%	18.0%	0.7 ppts.

See accompanying notes.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/5/09	9/6/08	B/(W)	9/5/09	9/6/08	B/(W)

Company sales	$879	$1,040	(15)	$2,684	$3,133	(14)
Franchise and license fees and income	176	175	1	516	500	3
Total revenues	1,055	1,215	(13)	3,200	3,633	(12)

Company restaurant expenses, net
Food and paper	248	324	23	772	957	19
Payroll and employee benefits	263	314	16	806	958	16
Occupancy and other operating expenses	244	289	16	730	845	14
	755	927	19	2,308	2,760	16
General and administrative expenses	109	125	12	330	384	14
Franchise and license expenses	16	13	(16)	45	33	(36)
Closures and impairment (income) expenses	4	4	NM	20	9	NM
Other (income) expense	—	—	—	—	—	—
	884	1,069	17	2,703	3,186	15
Operating Profit	$171	$146	18	$497	$447	11

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.3	31.1	2.8 ppts.	28.8	30.5	1.7 ppts.
Payroll and employee benefits	29.9	30.2	0.3 ppts.	30.0	30.6	0.6 ppts.
Occupancy and other operating expenses	27.7	27.9	0.2 ppts.	27.2	27.0	(0.2) ppts.
Restaurant margin	14.1%	10.8%	3.3 ppts.	14.0%	11.9%	2.1 ppts.

Operating margin	16.2%	12.0%	4.2 ppts.	15.5%	12.3%	3.2 ppts.

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidatd Balance Sheets
(amounts in millions)

	(unaudited)
	9/5/09	12/27/08
ASSETS
Current Assets
Cash and cash equivalents	$424	$216
Accounts and notes receivable, less allowance: $30 in 2009 and $23 in 2008	241	229
Inventories	116	143
Prepaid expenses and other current assets	287	172
Deferred income taxes	54	81
Advertising cooperative assets, restricted	84	110
Total Current Assets	1,206	951
Property, plant and equipment, net of accumulated depreciation and amortization of $3,369 in 2009 and $3,187 in 2008	3,844	3,710
Goodwill	686	605
Intangible assets, net	447	335
Investments in unconsolidated affiliates	98	65
Other assets	549	561
Deferred income taxes	291	300
Total Assets	$7,121	$6,527
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$1,388	$1,473
Income taxes payable	27	114
Short-term borrowings	35	25
Advertising cooperative liabilities	84	110
Total Current Liabilities	1,534	1,722
Long-term debt	3,258	3,564
Other liabilities and deferred credits	1,340	1,335
Total Liabilities	6,132	6,621

Shareholders’ Equity (Deficit)
Common stock, no par value, 750 shares authorized; 468 shares and 459 shares issued in 2009 and 2008, respectively	202	7
Retained earnings	979	303
Accumulated other comprehensive income (loss)	(279)	(418)
Total Shareholders’ Equity (Deficit) – YUM! Brands, Inc.	902	(108)
Noncontrolling interest	87	14
Total Shareholders’ Equity (Deficit)	989	(94)
Total Liabilities and Shareholders’ Equity (Deficit)	$7,121	$6,527

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year to Date
	9/5/09	9/6/08
Cash Flows – Operating Activities
Net income – including noncontrolling interest	$865	$766
Depreciation and amortization	385	389
Closures and impairment (income) expenses	31	9
Refranchising (gain) loss	(9)	16
Contributions to defined benefit pension plans	(96)	(7)
Gain upon consolidation of a former unconsolidated affiliate in China	(68)	—
Gain on sale of interest in Japan unconsolidated affiliate	—	(100)
Deferred income taxes	59	(13)
Equity income from investments in unconsolidated affiliates	(29)	(33)
Distributions of income received from unconsolidated affiliates	29	40
Excess tax benefit from share-based compensation	(48)	(32)
Share-based compensation expense	39	44
Changes in accounts and notes receivable	1	(18)
Changes in inventories	34	(16)
Changes in prepaid expenses and other current assets	(26)	(27)
Changes in accounts payable and other current liabilities	2	23
Changes in income taxes payable	(87)	24
Other non-cash charges and credits, net	53	82
Net Cash Provided by Operating Activities	1,135	1,147

Cash Flows – Investing Activities
Capital spending	(505)	(583)
Proceeds from refranchising of restaurants	91	142
Acquisition of restaurants from franchisees	(24)	(9)
Acquisitions and investments	(75)	—
Sales of property, plant and equipment	16	58
Other, net	(8)	(8)
Net Cash Used in Investing Activities	(505)	(400)

Cash Flows – Financing Activities
Proceeds from long-term debt	499	375
Repayments of long-term debt	(522)	(260)
Revolving credit facilities, three months or less, net	(289)	305
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	5	(15)
Repurchase shares of Common Stock	—	(1,513)
Excess tax benefit from share-based compensation	48	32
Employee stock option proceeds	91	51
Dividends paid on Common Stock	(263)	(234)
Other, net	(8)	—
Net Cash Used in Financing Activities	(439)	(1,259)
Effect of Exchange Rate on Cash and Cash Equivalents	—	—
Net Increase (Decrease) in Cash and Cash Equivalents	191	(512)
Change in Cash and Cash Equivalents due to consolidation of entities in China	17	17
Cash and Cash Equivalents - Beginning of Period	$216	$789
Cash and Cash Equivalents - End of Period	$424	$294
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2009 and 2008 on a basis before Special Items.  Included in Special Items are the U.S. refranchising (gain) loss, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, the 2009 loss recognized as a result of our decision to offer to refranchise an equity market outside the U.S., the 2009 gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China, and the 2008 gain on the sale of our minority interest in our Japan unconsolidated affiliate.  These amounts are described in (d), (e), (f) and (g) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2009 and 2008 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	9/5/09	9/6/08	9/5/09	9/6/08
Detail of Special Items
Gain of the sale of our interest in our Japan unconsolidated affiliate	$—	$—	$—	$(100)
Gain upon consolidation of a former unconsolidated affiliate in China	—	—	(68)	—
Loss as a result of our offer to refranchise an equity market outside the U.S.	10	—	10	—
U.S. Refranchising (gain) loss	(8)	(3)	(23)	22
Charges relating to U.S. G&A productivity initiatives and realignment of resources	—	1	9	8
Investments in our U.S. Brands	1	2	32	5
Total Special Items (Income) Expense	3	—	(40)	(65)
Tax (Benefit) Expense on Special Items	3	—	(6)	24
Special Items (Income) Expense, net of tax	$6	$—	$(46)	$(41)
Average diluted shares outstanding	485	487	482	496
Special Items diluted EPS	$(0.01)	$—	$0.10	$0.08

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$473	$411	$1,175	$1,089
Special Items Income (Expense)	(3)	—	40	65
Reported Operating Profit	$470	$411	$1,215	$1,154

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.70	$0.58	$1.67	$1.45
Special Items EPS	(0.01)	—	0.10	0.08
Reported EPS	$0.69	$0.58	$1.77	$1.53

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	19.9%	21.6%	21.1%	22.6%
Impact on Tax Rate as a result of Special Items	0.7%	0.1%	(1.4)%	0.9%
Reported Effective Tax Rate	20.6%	21.7%	19.7%	23.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/5/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,063	$661	$1,055	$(1)	$2,778

Company restaurant expenses	805	447	755	—	2,007
General and administrative expenses	51	83	109	33	276
Franchise and license expenses	—	13	16	—	29
Closures and impairment (income) expenses	2	(1)	4	—	5
Refranchising (gain) loss	—	—	—	4	4
Other (income) expense	(12)	—	—	(1)	(13)
	846	542	884	36	2,308
Operating Profit (loss)	$217	$119	$171	$(37)	$470

Quarter Ended 9/6/08	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$874	$753	$1,215	$—	$2,842

Company restaurant expenses	676	521	927	—	2,124
General and administrative expenses	45	87	125	48	305
Franchise and license expenses	—	10	13	2	25
Closures and impairment (income) expenses	1	(2)	4	—	3
Refranchising (gain) loss	—	—	—	(8)	(8)
Other (income) expense	(13)	—	—	(5)	(18)
	709	616	1,069	37	2,431
Operating Profit (loss)	$165	$137	$146	$(37)	$411

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 9/5/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$2,473	$1,830	$3,200	$(32)	$7,471

Company restaurant expenses	1,909	1,228	2,308	—	5,445
General and administrative expenses	132	228	330	122	812
Franchise and license expenses	—	29	45	—	74
Closures and impairment (income) expenses	8	3	20	—	31
Refranchising (gain) loss	—	—	—	(9)	(9)
Other (income) expense	(29)	—	—	(68)	(97)
	2,020	1,488	2,703	45	6,256
Operating Profit (loss)	$453	$342	$497	$(77)	$1,215

Year to Date Ended 9/6/08	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$2,097	$2,184	$3,633	$—	$7,914

Company restaurant expenses	1,645	1,517	2,760	—	5,922
General and administrative expenses	121	253	384	140	898
Franchise and license expenses	—	25	33	5	63
Closures and impairment (income) expenses	3	(3)	9	—	9
Refranchising (gain) loss	—	—	—	16	16
Other (income) expense	(32)	(1)	—	(115)	(148)
	1,737	1,791	3,186	46	6,760
Operating Profit (loss)	$360	$393	$447	$(46)	$1,154

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter and year to date ended September 5, 2009 are preliminary.

(c)
China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates. In the year to date ended September 5, 2009, Unallocated Other (income) expense includes the gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China (See note d).  In the year to date ended September 6, 2008, Unallocated Other (income) expense includes the pre-tax gain on the sale of our unconsolidated affiliate in Japan (see Note g).

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates the KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  This entity has historically been accounted for as an unconsolidated affiliate.  As part of the acquisition we received additional rights in the governance of the entity such that we began consolidating the entity upon acquisition.  As required by Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations” (“SFAS” 141(R)), we remeasured our previously held 51% ownership in the entity at fair value and recognized a gain of $68 million accordingly.  This gain, which resulted in no related income tax expense, was recorded as unallocated other income during the quarter ended June 13, 2009 and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).  For the quarter and year to date ended September 5, 2009 the consolidation of this entity increased Company sales by $82 million and $105 million, respectively, and decreased Franchise and license fees and income by $5 million and $6 million, respectively.  The consolidation of this entity positively impacted Operating Profit by $5 million for both the quarter and year to date ended September 5, 2009.  While we have not yet finalized the determination of all identifiable assets and liabilities assumed upon acquisition, our Condensed Consolidated Balance Sheet at September 5, 2009 reflects consolidation of this entity, including $60 million in goodwill and $70 million in Noncontrolling interest (which was also required to be remeasured to fair value at the acquisition date per SFAS 141(R)).

(e)
As part of our plan to transform our U.S. business we took several measures in 2008 and are taking similar measures in 2009 that we do not believe are indicative of our ongoing operations. These measures (“the U.S. business transformation measures”) include: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; charges relating to G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements to KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During the quarter ended September 5, 2009 we recognized a $10 million refranchising loss as a result of our decision to offer to refranchise an equity market outside the U.S.  This loss, which resulted in no related income tax benefit, was recorded as refranchising loss which we have traditionally not allocated for segment reporting purposes. The loss has also been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results) given the amount and strategic nature of refranchising an entire equity market.

(g)
During December 2007, we sold our interest in our unconsolidated affiliate in Japan for $128 million in cash (includes the impact of related foreign currency contracts that were settled in 2007). Our international subsidiary that owned this interest operates on a fiscal calendar with a period end that is approximately one month earlier than our consolidated period close. Thus, consistent with our historical treatment of events occurring during the lag period, the pre-tax gain on the sale of this investment was recorded in the quarter ended March 22, 2008 as other income and was not allocated to any segment for reporting purposes. However, the cash proceeds from this transaction were transferred from our international subsidiary to the U.S. in December 2007 and were thus reported on our Consolidated Statement of Cash Flows for the year ended December 29, 2007. Additionally, this transaction was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(h)
In connection with our U.S. business transformation measures our reported segment results began reflecting increased allocations of certain expenses in 2009 that were previously reported as corporate and unallocated expenses.  While our consolidated results were not impacted, we believe the revised allocation better aligns costs with accountability of our segment managers.  These revised allocations are being used by our Chairman and Chief Executive Officer, in his role as chief operating decision maker, in his assessment of operating performance.  We have restated segment information for the quarter and year to date ended September 6, 2008 to be consistent with the current period presentation.  We expect that on a full year basis approximately $50 million and $5 million of Unallocated and corporate G&A will be reclassified to the U.S. and YRI segments, respectively, as we present 2009 results.  The following table summarizes the impact of the revised allocations by segment for the quarter and year to date ended September 6, 2008:

Increase/(Decrease)	Quarter	Year to date
U.S. G&A	$12	$36
YRI G&A	1	4
Unallocated and corporate G&A expenses	(13)	(40)

(i)
Effective the beginning of fiscal 2009 we adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”).  SFAS 160 required that net income attributable to the minority interest in the entity that operates the KFCs in Beijing, China be reported separately on the face of our Consolidated Summary of Results.  In 2008 we reported Operating Profit attributable to the minority interest as an Other expense and the related tax benefit as a reduction to our Income tax provision.  Additionally, SFAS 160 required that the portion of equity in the entity not attributable to the Company be reported within equity, separately from the Company’s equity, in the Condensed Consolidated Balance Sheet.  In 2008 we reported this amount within Other liabilities and deferred credits.  As required, the presentation requirements of SFAS 160 were applied retroactively to the quarter and year to date ended September 6, 2008.  Net income attributable to this noncontrolling interest was $4 million and $7 million in the quarter and year to date ended September 5, 2009, respectively.